                                                                   Exhibit 10(a)



            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Initial Registration Statement (Form N-4 for Lincoln ChoicePlus Access, Lincoln ChoicePlus II Access, and Lincoln ChoicePlus Assurance (C Share)) pertaining to Lincoln New York Account N for Variable Annuities, and to the use therein of our reports dated (a) March 19, 2007, with respect to the 2006 financial statements of Jefferson Pilot LifeAmerica Insurance Company, (b) March 7, 2007, with respect to the 2006 financial statements of Lincoln New York Account N for Variable Annuities, (c) March 19, 2007, with respect to the 2006 financial statements of Lincoln Life & Annuity Company of New York (the former depositor), and (d) April 2, 2007 with respect to the 2006 supplemental financial statements of Lincoln Life & Annuity Company of New York (formerly known as Jefferson Pilot LifeAmerica Insurance Company).

                                                    /s/ Ernst & Young LLP


Fort Wayne, Indiana
April 2, 2007